Exhibit 99.1

GlobalSCAPE, Inc. Forms Strategic Distribution Partnership
with ADMTOOLS®

Information Exchange Solutions Now Available to Customers in Spain and Portugal

SAN ANTONIO – March 17, 2015 – GlobalSCAPE, Inc. (NYSE MKT: GSB), the secure information exchange company, announced today that all of its solutions are available through ADMTOOLS, Spain’s value-added software solutions. The strategic partnership further extends Globalscape’s reach into Spain and Portugal making all of its solutions accessible to qualified ADMTOOLS resellers throughout the territory. These resellers now have the opportunity to provide award-winning managed file transfer solutions from Globalscape to businesses that need a better, more secure way to share critical corporate and customer information.

The company’s flagship managed file transfer solution, Enhanced File Transfer™ (EFT™) allows for organizations to securely and easily manage file transfers across offices, clients and partners worldwide. In addition to EFT, Globalscape’s portfolio of products will be available to all ADMTOOLS customers, including Mail Express and WAFS, both of which allow for secure file sharing for files of any size.

Supporting Quotes:
Chris Cleary, Senior Director of Channel Sales, Globalscape
“Our goal at Globalscape is to always ensure customer satisfaction with our products and our partnership with ADMTOOLS extends this commitment. The reputation, distribution capabilities and reseller network provided to us by ADMTOOLS allow us to expand our business in Spain and Portugal with a trusted partner. Having a local representative in country, with local Globalscape certified engineers is of the utmost importance to us, as it ensures that our customers in Spain and Portugal receive world class service.”

Victor Orive, Global Sales and Marketing Manager, ADMTOOLS
“Our corporate strategy is to provide the markets of Spain and Portugal with value added services and cutting edge world-class solutions with clear worldwide leadership. Globalscape solutions with its innovative Managed File Transfer platform, Enhanced File Transfer, provide high security standards and scalability. This alliance with Globalscape is very important for our markets and resellers and complements ADMTOOLS portfolio by offering a complete solution to automate business process with security.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

About ADMTOOLS®
ADMTOOLS® was founded in 1999, headquartered in Burgos, Spain covering Spain and Portugal markets.  It’s a leading Valued Added Distributor for many new and leading end-to-end IT solutions.  ADMTOOLS® provides the resellers with a rich spectrum of sales and technical tools to support project with any complexity from presales to post-sales support.

NEWS RELEASE
Contact: Christen Gentile
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

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